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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in DTE Energy Company's Registration Statement on Form S-8 (Nos. 333-61992, 333-62192) and on Form S-3 (Nos. 333-58834, 33-57545) of our report dated February 26, 2002 (September 17, 2002 as to Note 20) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to its changed method of accounting for derivative instruments and hedging activities in 2001) appearing in this Current Report on Form 8-K.


/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
September 17, 2002